FIRST AMENDMENT TO
FOUNDATION HEALTH SYSTEMS, INC. AMENDED AND RESTATED
1998 STOCK OPTION PLAN

The Foundation Health Systems, Inc. Amended and Restated 1998 Stock Option Plan (the “Plan”) is hereby amended, effective February 28, 2006, in accordance with its terms, as follows:

1.	A new Section 5.4 shall be added to the Plan, as follows:

“5.4 Restricted Stock Units. The Committee may, in its discretion, grant Restricted Stock Units hereunder. “Restricted Stock Units” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash, or a combination thereof, with an aggregate value equal to the Fair Market Value of one share of Common Stock on the date of vesting. Restricted Stock Units may or may not be granted with dividend equivalent rights. Each Restricted Stock Unit shall contain terms and conditions with comply with the provisions of Section 409A of the Code and shall be interpreted in a manner so as to comply with such section. Restricted Stock Unit awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Restricted Stock Units and Other Terms. The Committee shall determine the number of Restricted Stock Units subject to a Restricted Stock Unit award and the vesting conditions applicable to the Restricted Stock Unit award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified performance goals are satisfied or met during a specified period or (x) if the holder of such award remains continuously in the employment of or service to the Company during the specified period and (ii) for the forfeiture of such award (y) if specified performance goals are not satisfied or met during the specified period or (z) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

(d) Termination of Employment or Service. Subject to Section 6.8 (with respect to which Restricted Stock Units shall be treated in the same manner as Restricted Stock, unless otherwise set forth in the Agreement), all of the terms relating to the termination of a Restricted Stock Unit award, or any cancellation or forfeiture of such Restricted Stock Unit award in the event the holder of such Restricted Stock Unit award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Unit award.”

2. The definition of Stock Award set forth in the Plan is hereby restated, as follows:

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit award or a Bonus Stock Award.

3. Each reference in the Plan to a “Restricted Stock Award” shall be changed to refer to a “Stock Award.”

4. The definition of Restriction Period shall be amended by adding the following text to the end thereof:

“or, in the case of Restricted Stock Units, the period during which the vesting conditions applicable to the Restricted Stock Units have not been attained.”

Except as specifically amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be signed all on this 28th day of February 2006.

HEALTH NET, INC.

By:	/s/ Karin Mayhew

Name: Title:	Karin Mayhew Senior Vice President, Organization

Effectiveness